Exhibit 12

PETER J. WILKE

ATTORNEY AT LAW

8117 W Manchester Ave, Suite 700

Playa del Rey, California 90293

323-397-5380

petewilke1@aol.com

Website:

www.petewilke.com

October 15, 2020

Board of Directors

Advanced Bio-Oil Technologies, Ltd.

Regarding: Regulation A Offering Statement on Form 1-A as Amended Post Effectively

Ladies and Gentlemen:

I have been special counsel for Advanced Bio-Oil Technologies, Ltd., a Wyoming corporation, in connection with the proposed sale ("Sale") of shares of the Company's Common Class A stock pursuant to the Regulation A Offering Statement on Form 1-A (“Form 1-A”), filed on EDGAR May 17, 2017; amended on or about July 27, 2017; amended again on or about August 2, 2018; amended again in Form 1-A POS No. 2 on or about June 8, 2020; and amended again in Form 1-A POS No. 3 on or about September 2, 2020 - all with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

The Form 1-A/Offering Circular, as amended, relates to the proposed Sale and issuance by the Company of up to 50,000,000 shares of Common Class A common stock, with a $0.001 par value per share.

In the preparation of this legal opinion, I have examined originals or copies identified to my satisfaction of: (i) The Amended and Restated Articles of Incorporation of the Company; (ii) the Company’s Bylaws; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares being registered pursuant to the Form 1-A/Offering Circular; (iv) the Form 1-A, and exhibits thereto. I have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we deemed necessary or advisable for purposes of this legal opinion.

I assume/take no responsibility for any changes that may have occurred with respect to the status of the Corporation, or any other factual matters addressed in the Company's Articles, from and after date of this legal opinion. For purposes of this legal opinion, I have assumed that, prior to the issuance of any Shares, the documents reviewed and relied upon in giving the opinion are true and correct copies of the original documents, and the signatures on such documents are genuine; the representations of officers and employees are correct as to questions of fact; the persons identified as officers are actually serving as such and that any certificates representing the securities will be properly executed by one or more of such persons; the persons executing the documents examined by counsel have the legal capacity to execute such documents; the Offering Circular has been declared effective pursuant to the Securities Act (and Regulation A+); the investors will actually pay in full all amounts that they have agreed to pay to purchase the securities.

Based upon and subject to the foregoing, it is my opinion that the Shares being sold pursuant to the Form 1-A are duly authorized and will be, when issued in the manner described in the Form 1-A, legally and validly issued, fully paid and non-assessable.

This legal opinion is limited to the matters set forth herein, and no opinion is expressed other than as expressly set forth herein. This legal opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this legal opinion are subject to change in the event that any laws should change or be enacted in the future. I have no obligation to update this legal opinion or to otherwise communicate with you in the event of any such change.

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I consent to the use of this legal opinion as an exhibit to the Company’s Form 1-A Post-Effective Amendment No. 4. In giving such consent, I do not hereby admit that I am an expert or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PETER J. WILKE

PETER J. WILKE

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